As filed with the Securities and Exchange
Commission on February 21, 2003                      Registration No. 333-12530
================================================================================
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                UNIGLOBE.COM INC.
             (Exact name of Registrant as specified in its charter)


            Canada                                      91-1713341
            ------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)


   900 - 1199 West Pender Street, Vancouver, British Columbia, Canada, V6E 2R1
   ---------------------------------------------------------------------------
                     Address of Principal Executive Offices

                                 (604) 718-2600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                Share Option Plan
                                -----------------
                            (Full Title of the Plan)


                           Evergreen Corporate Services, Inc.
                         (Name and Address of Agent For Service)

           33713 - 9th Avenue S, Federal Way, WA 98003, (253) 874-2949
          (Telephone Number, Including Area Code, of Agent For Service)


                                                 CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                        Proposed Maximum
            Title of                      Amount to             Proposed Maximum       Aggregate Offering         Amount of
   Securities to be Registered          be Registered          Offering Price Per             Price           Registration Fee
                                                                      Share
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total
=================================================================================================================================



--------------------------------------------------------------------------------
================================================================================

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No. 333-12530) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of Class B Single Vote Stock that were registered but which remain unsold as of the date of this amendment.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on February 10, 2003.


                                      UNIGLOBE.COM INC.
                                      (Registrant)



                                      By: /s/ Christopher Charlwood
                                          ------------------------------------
                                          Christopher Charlwood
                                          President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                              Title                        Date


/s/ Christopher Charlwood        President, Chief Executive    February 10, 2003
---------------------------      Officer and a Director
Christopher Charlwood            (Principal Executive,
                                 Accounting and Financial
                                 Officer)


           *                     Chairman and a Director       February __, 2003
---------------------------
Martin H. Charlwood


           *                     Director                      February __, 2003
---------------------------
U. Gary Charlwood


                                 Director                      February __, 2003
---------------------------
Henry Ellis


           *                     Director                      February __, 2003
---------------------------
L. Neil Marshall

           *                     Director                      February __, 2003
---------------------------
Roger R. Moore



* By  /s/ Christopher Charlwood
      ----------------------------
      Christopher Charlwood
      Attorney-in-fact

                                    AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Uniglobe.com Inc. in the United States on Feb. 10, 2003.


                                         UNIGLOBE.COM (U.S.A.) INC.



                                         By:  /s/ Christopher Charlwood
                                              ---------------------------------
                                         Its: President